Pangaea Logistics Solutions Ltd. Reports Record Financial Results for the Quarter Ended September 30, 2021
NEWPORT, RI - November 9, 2021 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2021.
3rd Quarter Highlights

•Net income attributable to Pangaea Logistics Solutions Ltd. was $27.0 million for the three months ended September 30, 2021, as compared to $7.6 million for the same period of 2020.
◦Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. was $21.7 million, as compared to non-GAAP adjusted net income of $8.1 million for the three months ended September 30, 2020.
•Diluted net income per share was $0.60 for the three months ended September 30, 2021, as compared to a diluted net income per share of $0.17 for the same period of 2020.
•Pangaea's TCE rates were $28,770 per day for the three months ended September 30, 2021, as compared to $13,316 per day for the three months ended September 30, 2020.
•Adjusted EBITDA was $33.6 million for the three months ended September 30, 2021, as compared to $15.4 million for the same period of 2020.
•At the end of the quarter, Pangaea had $49.2 million in cash and cash equivalents.
•On November 8, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.035 per common share, to be paid on December 15, 2021, to all shareholders of record as of December 1, 2021.

Subsequent Business Update

On November 5, 2021 the Company entered into a memorandum of agreement to purchase a 2009 built Panamax vessel to add to its operating fleet for $19.9 million which is expected to deliver during the first quarter of 2022.

Mark Filanowski, Interim Chief Executive Officer of Pangaea Logistics Solutions, commented:

“Our third quarter and year-to-date results set a record for us. The summer surge in rates worked in our favor, with our new vessels adding to our operating profits as we generated adjusted EBITDA of $33.6 million for the quarter and net income of $27 million. In addition to our three shuttle vessels moving bauxite from Jamaica to the Mississippi River, we also had eight ice classed vessels in the Arctic trade for most of the quarter. Two post Panamax vessels are still making their way over the Northern Sea Route to China. We are still able to participate in market volatility with spot ship days, which helped us to achieve average time charter equivalent earnings of $28,770 per day for the quarter ended September 30, 2021. Forward freight agreements, purchased to protect long cargo positions, added $5.3 million of unrealized gains to net income for the quarter, which we continue to monitor as the futures markets began a sell-off in recent weeks."

"In the past nine months, we have added six vessels to our fleet, including three newbuilding 95,000 dwt ice class 1A vessels, with one more newbuilding scheduled to be delivered in late November. We are also pleased to announce today the acquisition of a 2009 built Panamax vessel to support our core contract business, expected to deliver in the first quarter of next year. Over the past two years, we have renewed our owned fleet and decreased the average age by 25%, to less than nine years."

“We are encouraged by the steps we have taken and the fundamentals of the dry bulk market. We continue to serve our long-term customers with excellent service, as they are the backbone of our strategy. All of our people have contributed to our results, commercially and technically managing an average of over 55 or more vessels per day, taking delivery of our new vessels, and placing very competitive and creative financing. I especially thank our hard-working crews aboard our ships. We will continue to be opportunistic and are well positioned to face whatever market is around the corner.”

Results for the three months ended September 30, 2021 and 2020
Total revenue was $213.0 million for the three months ended September 30, 2021, compared with $103.8 million for the three months ended September 30, 2020. The 105% increase in revenues was mainly attributed to the increase in the average TCE rates achieved by our vessels during the third quarter of 2021 compared to the same period in 2020.
Time Charter Equivalent rate (TCE) was $28,770 per day for the three months ended September 30, 2021, compared to an average of $13,316 per day for the same period in 2020. The average supramax and panamax market index rates for the third quarter of 2021 were $32,033 per day. Pangaea’s earned TCE rates lagged the market index in the quarter due to the impact of timing of pricing and duration of performing voyages in a rapidly rising market as well as the impact of performance of voyages on fixed freight rates from our long term contracts of affreightment that are less than spot market rates.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $49.2 million as of September 30, 2021, compared with $48.4 million on December 31, 2020.
On September 30, 2021 and December 31, 2020, the Company had working capital of $63.3 million and $2.2 million, respectively. Net cash provided by operating activities during the nine months ended September 30, 2021 was $42.7 million compared to net cash provided by operating activities of $22.4 million for the nine months ended September 30, 2020.
Net cash used in investing activities during the nine months ended September 30, 2021 was $159.8 million compared to net cash provided by investing activities of $6.0 million for the same period in 2020. During the nine months ended September 30, 2021, the Company purchased six vessels for $159.7 million.

Net cash provided by financing activities during the nine months ended September 30, 2021 was $117.9 million compared to net cash used in financing activities of $21.4 million for the same period of 2020. During the nine months ended September 30, 2021, the Company received $188.3 million in proceeds from long-term debt and finance leases and $6.9 million in proceeds from non-controlling interest recorded as long-term liability. The Company repaid $58.6 million of long term debt, $6.5 million of finance leases and $2.5 million of other long term liabilities. The Company also paid $4.0 million of cash dividends.

Company Update
On November 8, 2021, the Board of Pangaea Logistics Solutions Ltd. appointed Richard du Moulin to serve as the Company's interim Chairman of the Board of Directors, effective immediately. Mr. du Moulin will serve as an interim Chairman until Mr. Ed Coll, currently on sick leave, is able to return to his position as Chairman. In addition, the Board appointed Claus Boggild to lead independent director effective January 1, 2022.

Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on November 10, 2021 at 8:00 a.m., Eastern Time (ET). To access the teleconference, please dial 866-342-8591 (domestic) or 203-518-9713 (international) approximately ten minutes before the teleconference's scheduled start time and reference Conference ID: PANLQ321.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for one week following the teleconference and will be accessible by calling 800-839-5492 (domestic) or 402-220-2551 (international).

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Voyage revenue	$186,352,802	$98,120,344	$411,978,482	$251,501,401
Charter revenue	26,676,433	5,646,214	71,567,645	18,541,264
Total revenue	213,029,235	103,766,558	483,546,127	270,042,665
Expenses:
Voyage expense	60,405,741	40,729,271	154,357,377	120,283,093
Charter hire expense	103,721,059	34,969,551	219,960,415	82,498,729
Vessel operating expense	11,753,951	9,699,890	30,022,420	28,958,812
General and administrative	4,442,064	3,691,963	14,676,755	11,557,594
Depreciation and amortization	7,163,479	4,230,302	16,451,303	12,818,260
Loss on impairment of vessels	—	—	—	1,801,039
Loss on sale of vessels	—	485,580	—	705,065
Total expenses	187,486,294	93,806,557	435,468,270	258,622,592

Income from operations	25,542,941	9,960,001	48,077,857	11,420,073

Other income (expense):
Interest expense, net	(2,416,677)	(1,956,729)	(6,994,593)	(6,073,599)
Income attributable to Non-controlling interest recorded as long-term liability	(325,742)	—	(775,487)	—
Unrealized gain (loss) on derivative instruments, net	5,344,327	(18,098)	13,670,475	(1,530,875)
Other income	550,781	301,543	801,743	996,734
Total other income (expense), net	3,152,689	(1,673,284)	6,702,138	(6,607,740)

Net income	28,695,630	8,286,717	54,779,995	4,812,333
Income attributable to non-controlling interests	(1,700,399)	(734,472)	(2,703,318)	(1,050,287)
Net income attributable to Pangaea Logistics Solutions Ltd.	$26,995,231	$7,552,245	$52,076,677	$3,762,046

Earnings per common share:
Basic	$0.61	$0.17	$1.18	$0.09
Diluted	$0.60	$0.17	$1.16	$0.09

Weighted average shares used to compute earnings per common share:
Basic	44,004,980	43,488,241	43,994,726	43,393,764
Diluted	44,927,456	43,510,961	44,704,303	43,398,472

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$49,164,440	$46,897,216
Restricted cash	—	1,500,000
Accounts receivable (net of allowance of $2,089,898 and $1,896,038 at September 30, 2021 and December 31, 2020, respectively)	41,301,940	29,152,153
Bunker inventory	24,881,273	15,966,247
Advance hire, prepaid expenses and other current assets	52,834,890	19,515,945
Total current assets	168,182,543	113,031,561

Fixed assets, net	439,119,414	276,741,751
Investment in newbuildings in-process	4,013,195	15,390,635
Finance lease right of use assets, net	45,468,458	45,240,198
Total assets	$656,783,610	$450,404,145

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$50,888,657	$32,400,288
Related party debt	242,852	242,852
Deferred revenue	24,785,419	12,799,561
Current portion of secured long-term debt	15,569,202	57,382,674
Current portion of finance lease liabilities	13,282,377	6,978,192
Dividend payable	98,864	1,005,763
Total current liabilities	104,867,371	110,809,330

Secured long-term debt, net	108,872,095	47,761,898
Finance lease liabilities, net	143,528,702	47,266,104
Long-term liabilities - other	15,117,209	10,135,408

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,641,441 shares issued and outstanding at September 30, 2021; 45,447,751 shares issued and outstanding at December 31, 2020	4,564	4,545
Additional paid-in capital	161,187,164	159,581,415
Retained earnings	72,170,881	23,179,805
Total Pangaea Logistics Solutions Ltd. equity	233,362,609	182,765,765
Non-controlling interests	51,035,624	51,665,640
Total stockholders' equity	284,398,233	234,431,405
Total liabilities and stockholders' equity	$656,783,610	$450,404,145

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2021	2020
Operating activities	Unaudited	Unaudited
Net income	$54,779,995	$4,812,333
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	16,451,303	12,818,260
Amortization of deferred financing costs	676,109	513,092
Amortization of prepaid rent	86,442	91,704
Unrealized (gain) loss on derivative instruments	(13,670,475)	1,530,875
Income from equity method investee	(801,743)	(1,097,531)
Earnings attributable to non-controlling interest recorded as other long term liability	775,487	104,662
Provision (recovery) for doubtful accounts	193,860	(45,661)
Loss on impairment of vessels	—	1,801,039
Loss on sale of vessel	—	705,065
Drydocking costs	(7,616,318)	(3,112,910)
Share-based compensation	1,734,958	1,915,188
Change in operating assets and liabilities:
Accounts receivable	(12,343,647)	8,416,171
Bunker inventory	(8,915,026)	4,768,430
Advance hire, prepaid expenses and other current assets	(19,146,819)	(2,553,779)
Accounts payable, accrued expenses and other current liabilities	18,487,297	(4,236,385)
Deferred revenue	11,985,858	(3,989,219)
Net cash provided by operating activities	42,677,281	22,441,334

Investing activities
Purchase of vessels and vessel improvements	(159,710,150)	(2,072,496)
Investment in newbuildings in-process	—	(33,446)
Purchase of fixed assets and equipment	(137,874)	—
Acquisition of non-controlling interest	—	(15,000,000)
Proceeds from sale of vessels	—	11,691,507
Purchase of derivative instrument	—	(628,000)
Net cash used in investing activities	(159,848,024)	(6,042,435)

Financing activities
Proceeds from long-term debt	79,150,000	—
Payments of financing fees and issuance costs	(1,992,346)	(167,984)
Payments of long-term debt	(58,614,319)	(9,852,201)
Proceeds from finance leases	109,125,739	—
Payments of finance lease obligations	(6,482,397)	(10,817,136)
Payments of other long-term liabilities	(2,500,000)	—
Dividends paid to non-controlling interests	(3,333,334)	—
Accrued common stock dividends paid	(3,992,500)	(532,834)
Cash paid for incentive compensation shares relinquished	(129,190)	(154,126)
Contributions from non-controlling interest recorded as long-term liability	6,901,911	322,750
Payments to non-controlling interest recorded as long-term liability	(195,597)	(193,508)
Net cash provided by (used in) financing activities	117,937,967	(21,395,039)

Net increase (decrease) in cash, cash equivalents and restricted cash	767,224	(4,996,140)
Cash, cash equivalents and restricted cash at beginning of period	48,397,216	53,055,091
Cash, cash equivalents and restricted cash at end of period	$49,164,440	$48,058,951

Supplemental cash flow information
Cash and cash equivalents	$49,164,440	$45,558,951
Restricted cash	—	2,500,000
	$49,164,440	$48,058,951

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30, 2021		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Transportation and Service Revenue
Gross Profit	$30,003,396	$14,183,087	$62,836,408	$25,620,946
Add:
Vessel Depreciation and Amortization	7,145,088	4,184,759	16,369,507	12,681,085
Net transportation and service revenue	$37,148,484	$18,367,846	$79,205,915	$38,302,031

Adjusted EBITDA
Net Income	28,695,630	8,286,717	54,779,995	4,812,333
Interest expense, net	2,742,419	1,956,729	7,770,080	6,073,599
Depreciation and amortization	7,163,479	4,230,302	16,451,303	12,818,260
EBITDA	38,601,528	14,473,748	79,001,378	23,704,192
Non-GAAP Adjustment
Loss on impairment of vessels	—	—	—	1,801,039
Loss on sale of vessels	—	485,580	—	705,065
Share-based compensation	369,224	391,702	1,734,958	1,915,188
Unrealized (gain) loss on derivative instruments, net	(5,344,327)	18,098	(13,670,475)	1,530,875
Adjusted EBITDA	$33,626,425	$15,369,128	$67,065,861	$29,656,359

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$26,995,231	$7,552,245	$52,076,677	$3,762,046

Weighted average number of common shares outstanding - basic	44,004,980	43,488,241	43,994,726	43,393,764
Weighted average number of common shares outstanding - diluted	44,927,456	43,510,961	44,704,303	43,398,472

Earnings per common share - basic	$0.61	$0.17	$1.18	$0.09
Earnings per common share - diluted	$0.60	$0.17	$1.16	$0.09

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$26,995,231	$7,552,245	$52,076,677	$3,762,046
Non-GAAP
Add: loss on sale of vessels	—	—	—	1,801,039
Loss on impairment of vessels	—	485,580	—	705,065
Unrealized (gain) loss on derivative instruments	(5,344,327)	18,098	(13,670,475)	1,530,875
Non-GAAP adjusted net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$21,650,904	$8,055,923	$38,406,202	$7,799,025

Weighted average number of common shares - basic	44,004,980	43,488,241	43,994,726	43,393,764
Weighted average number of common shares - diluted	44,927,456	43,510,961	44,704,303	43,398,472

Adjusted EPS - basic	$0.49	$0.19	$0.87	$0.18
Adjusted EPS - diluted	$0.48	$0.19	$0.86	$0.18

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Emily Blum
Chief Financial Officer	Prosek Partners
401-846-7790	973-464-5240
Investors@pangaeals.com	eblum@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.